Exhibit 4.6

CRESTWOOD MIDSTREAM PARTNERS LP (f/k/a INERGY MIDSTREAM, L.P.),

CRESTWOOD MIDSTREAM FINANCE CORP. (f/k/a NRGM FINANCE CORP.),

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Third Supplemental Indenture

dated as of October 7, 2013

to

Indenture

dated as of December 7, 2012

6.0% Senior Notes due 2020

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of October 7, 2013 among Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), a Delaware limited partnership (the “Partnership”), Crestwood Midstream Finance Corp., (f/k/a NRGM Finance Corp.), a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), Crestwood Gas Services Operating LLC, Crestwood Gas Services Operating GP LLC, Cowtown Gas Processing Partners L.P., Cowtown Pipeline Partners L.P., Crestwood Appalachia Pipeline LLC, Crestwood Arkansas Pipeline LLC, Crestwood Marcellus Pipeline LLC, Crestwood New Mexico Pipeline LLC, Crestwood Panhandle Pipeline LLC, Crestwood Pipeline LLC, Crestwood Sabine Pipeline LLC, Sabine Treating, LLC, Crestwood Ohio Midstream Pipeline LLC, Crestwood Marcellus Midstream LLC, E. Marcellus Asset Company, LLC (collectively, the “New Guarantors”), each other existing Guarantor (the “Existing Guarantors”) under the Indenture referred to below and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of December 7, 2012 (the “Original Indenture”), providing for the issuance of $500,000,000 in aggregate principal amount of the Issuers’ 6.0% Senior Notes due 2020 (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of January 18, 2013 and the Second Supplemental Indenture, dated as of May 22, 2013 (the Original Indenture, as so amended and supplemented, the “Indenture”); and

WHEREAS, Section 9.01(g) of the Original Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Original Indenture in order to comply with Sections 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and

WHEREAS, Section 4.13 of the Original Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein; and

WHEREAS, prior to March 20, 2013, each of Arlington Associates Limited Partnership, Steuben Gas Storage Company and Inergy ASC, LLC (collectively, the “Merged Guarantors”) were Existing Guarantors; and

WHEREAS, on March 20, 2013, each of the Merged Guarantors merged with and into Arlington Storage Company, LLC (“ASC”) with ASC surviving the merger; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Existing Guarantors, the New Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 of the Original Indenture and by executing this Third Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Original Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

CRESTWOOD MIDSTREAM PARTNERS LP (f/k/a Inergy Midstream, L.P.)

By: CMLP GP LLC (f/k/a NRGM GP, LLC), its general partner

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD MIDSTREAM FINANCE CORP. (f/k/a NRGM Finance Corp.)

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and Chief Financial Officer

EXISTING GUARANTORS

FINGER LAKES LPG STORAGE, LLC

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

INERGY STORAGE, INC.

INERGY PIPELINE EAST, LLC

INERGY GAS MARKETING, LLC

ARLINGTON STORAGE COMPANY, LLC

US SALT, LLC

INERGY CRUDE LOGISTICS, LLC

INERGY TERMINALS, LLC

INERGY DAKOTA PIPELINE, LLC

INERGY MIDSTREAM OPERATIONS, LLC

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Third Supplemental Indenture

NEW GUARANTORS

CRESTWOOD GAS SERVICES OPERATING LLC

CRESTWOOD GAS SERVICES OPERATING GP LLC

COWTOWN GAS PROCESSING PARTNERS L.P.

BY CRESTWOOD GAS SERVICES OPERATING GP LLC, ITS GENERAL PARTNER

COWTOWN PIPELINE PARTNERS L.P.,

BY CRESTWOOD GAS SERVICES OPERATING GP LLC, ITS GENERAL PARTNER

CRESTWOOD APPALACHIA PIPELINE LLC

CRESTWOOD ARKANSAS PIPELINE LLC

CRESTWOOD MARCELLUS PIPELINE LLC

CRESTWOOD NEW MEXICO PIPELINE LLC

CRESTWOOD PANHANDLE PIPELINE LLC

CRESTWOOD PIPELINE LLC

CRESTWOOD SABINE PIPELINE LLC

SABINE TREATING, LLC

CRESTWOOD OHIO MIDSTREAM PIPELINE LLC

CRESTWOOD MARCELLUS MIDSTREAM LLC

E. MARCELLUS ASSET COMPANY, LLC

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Third Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Joshua A. Hahn
Name:	Joshua A. Hahn
Title:	Vice President

Signature Page to Third Supplemental Indenture